EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32928, 333-32930, 333-32932, 333-49414, 333-80379 and 333-75402) and Form S-8 (Nos. 333-30943, 333-50519, 333-41594, 333-49410 and 333-66296) of 8x8, Inc. of our report dated April 29, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
May 21, 2002